                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 OshKosh B'Gosh
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                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS
                                 ON MAY 7, 1999

To Shareholders of OshKosh B'Gosh, Inc.

     The annual meeting of shareholders of OshKosh B'Gosh, Inc. (the "Company"), will be held at the OshKosh B'Gosh store, Prime Outlet Center, 3001 South Washburn Street, Oshkosh, Wisconsin on May 7, 1999 at 9:00 a.m., to consider and act upon the following matters:

          1. The election of a Board of nine Directors.

          2. The transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The close of business on March 19, 1999, is the record date for the meeting and only shareholders of record at that time will be entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

     Your attention is called to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters to be acted upon at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF ALL NOMINEES.

                                          Steven R. Duback,
                                          Secretary

Oshkosh, Wisconsin
March 30, 1999

To aid in the early preparation of a record relative to those voting by Proxy, please indicate your voting directions, sign and date the enclosed Proxy and return it promptly in the enclosed envelope. If you should be present at the meeting and desire to vote in person or for any other reason desire to revoke your Proxy, you may do so at any time before it is voted. If you receive both a Class A Proxy and a Class B Proxy, please sign both and return both.

PROXY STATEMENT

                              OSHKOSH B'GOSH, INC.
                                112 OTTER AVENUE
                            OSHKOSH, WISCONSIN 54901
                                 (920) 231-8800

                            SOLICITATION AND VOTING

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of OshKosh B'Gosh, Inc. (the "Company") for the annual meeting of shareholders to be held at 9:00 a.m. on Friday, May 7, 1999. Shares represented by properly executed proxies received by the Company will be voted at the meeting or any adjournment thereof in accordance with the terms of such proxies, unless revoked. Proxies may be revoked at any time prior to the voting thereof either by written notice filed with the Secretary or Acting Secretary of the meeting or by oral notice to the presiding officers during the meeting.

     The record date for the meeting is the close of business on March 19, 1999. At that date, there were 15,685,346 shares of Class A Common Stock and 2,260,078 shares of Class B Common Stock outstanding. Each share of Class A Common Stock entitles its holder to one vote for the election of each of two directors. Each share of Class B Common Stock entitles its holder to one vote for the election of each of seven directors. Each share of Class B Common Stock also entitles its holder to one vote concerning all other matters properly coming before the meeting. Any shareholder entitled to vote may vote either in person or by duly authorized proxy.

     A majority of the shares of each class, represented in person or by proxy, constitutes a quorum. Directors to be elected by each class shall be elected by a plurality of the votes of the shares of that class present in person or represented by proxy at the meeting. "Plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. In all other matters, the affirmative vote of the majority of the shares of Class B Common Stock present in person or represented by proxy at the meeting will be the act of the shareholders; holders of Class A Common Stock are not entitled to vote on other matters except as required by law.

     The independent inspector shall count the votes and ballots. Abstentions are considered as shares present and entitled to vote but are not counted as affirmative votes cast on a given matter. As a result, abstentions will have no effect with respect to the election of directors but will have the same effect as a "no" vote on other matters. A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner has the discretion to vote the beneficial owner's shares with respect to the election of directors but may not have discretion to do so with respect to any other matters. Any broker or nominee "non-votes" with respect to any matter will not be considered as shares entitled to vote on that matter and will not be considered by the inspector when counting votes cast on the matter. However, such broker "non-votes" will be counted for quorum purposes if the proxy is voted by the broker with respect to the election of directors.

     A majority of the shares of each class represented at the meeting, even if less than a majority of the outstanding stock of either or both classes, may adjourn the meeting from time to time without further notice.

     Expenses in connection with the solicitation of proxies will be paid by the Company. Upon request, the Company will reimburse brokers, dealers and banks or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material and annual report to the beneficial owners of shares which such persons hold of record. Solicitation of proxies will be made principally by mail. Proxies may also be solicited in person, or by telephone or telegraph, by officers and regular employees of the Company.

     This proxy material is being mailed to shareholders commencing on or about March 30, 1999.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock by each director, each nominee for director, each person known to own more than 5% of either class of the Company's Common Stock, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group. The information is as of January 2, 1999, except regarding the vesting of options (which is as of March 1, 1999) and as may otherwise be indicated. Although shares of Class B Common Stock are convertible into Class A Common Stock on a 1-for-1 basis, the Class A Common Stock disclosures do not include shares that would be issuable upon such conversion. Except as indicated in the footnotes such persons have sole voting and investment power of the shares beneficially owned and disclaim beneficial ownership of shares held directly by their spouses.

                                             SHARES OF CLASS A    PERCENTAGE     SHARES OF CLASS B    PERCENTAGE
                                               COMMON STOCK        OF SHARES       COMMON STOCK        OF SHARES
   NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIALLY OWNED    OUTSTANDING   BENEFICIALLY OWNED    OUTSTANDING
   ------------------------------------     -------------------   -----------   -------------------   -----------
Banc One Corporation and subsidiaries,
including amounts owned as Trustee of the
Earl W. Wyman Trusts dated February 17,
1960 as amended ("Earl W. Wyman
Trusts")(1)...............................       1,316,455           8.4%                    *
  100 East Broad Street
  Columbus OH 43271-0251
William F. Wyman(1)(2)(3).................         190,920           1.2%              479,364           21.2%
  1373 Waugoo Avenue
  Oshkosh WI 54901
Thomas R. Hyde(1)(2)(4)...................         175,132           1.1%              218,684            9.7%
  109 Chapin Parkway
  Buffalo NY 14209
Thomas R. Wyman(1)(2)(5)..................         590,530           3.8%              293,188           13.0%
  2896 Fond du Lac Road
  Oshkosh WI 54901
Douglas W. Hyde(1)(2)(6)..................         291,466           1.8%              309,524           13.7%
  3700 Edgewater Lane
  Oshkosh WI 54901
Michael D. Wachtel(1)(2)(7)...............         330,259           2.1%              307,312           13.6%
  1030 Washington Avenue
  Oshkosh WI 54901
Joyce W. Hyde(1)(2)(8)....................         102,564           0.7%              129,508            5.7%
  1234 Washington Avenue
  Oshkosh WI 54901
Steven R. Duback(9).......................          18,370           0.1%                    0              --
  3212 North Summit Avenue
  Milwaukee WI 53211
Orren J. Bradley(10)......................          17,626           0.1%                  238              --
  925 East Wells Street, Apt. 216
  Milwaukee WI 53202
Jerry M. Hiegel(11).......................          36,000           0.2%                    0              --
  One South Pinckney Street
  Suite 333
  Madison WI 53703

                                             SHARES OF CLASS A    PERCENTAGE     SHARES OF CLASS B    PERCENTAGE
                                               COMMON STOCK        OF SHARES       COMMON STOCK        OF SHARES
   NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIALLY OWNED    OUTSTANDING   BENEFICIALLY OWNED    OUTSTANDING
   ------------------------------------     -------------------   -----------   -------------------   -----------
David L. Omachinski(12)...................          73,400           0.5%                    0              --
  1605 Maricopa Drive
  Oshkosh WI 54904
Stig A. Kry(13)...........................          14,000           0.1%                    0              --
  333 East 68th Street
  Apt. 2F
  New York NY 10021
Shirley A. Dawe(13).......................          12,000           0.1%                    0              --
  119 Crescent Road
  Toronto, Ontario, Canada M4W 1T8
Barbara Widder-Lowry(14)..................          24,000           0.2%                    0              --
  1319 Bayshore Drive
  Oshkosh WI 54901
Clifford J. Thompson(15)..................           9,250           0.1%                    0              --
  2851 Pine Ridge Road
  Oshkosh WI 54904
All Directors and Executive
  Officers as a group
  (16 persons)(16)........................       1,095,111           6.8%            1,097,938           48.6%

---------------
  * Except for 220,720 shares of Class B Common Stock owned by Banc One as Trustee of the Earl W. Wyman Trusts described in Note (1) below, the Company does not have knowledge of the ownership of Class B Common Stock by its entity.

 (1) The Earl W. Wyman Trust for the benefit of the Wyman family beneficially owns 400,000 shares of Class A Common Stock and 110,360 shares of Class B Common Stock, or about 2.6% and 4.9%, respectively, of such stock outstanding. Its beneficiaries are Thomas R. Wyman and his children (William F. Wyman and Ann E. Wolf). The Earl W. Wyman Trust for the benefit of the Hyde family beneficially owns 120,000 shares of Class A Common Stock and 110,360 shares of Class B Common Stock, or about 0.8% and 4.9% respectively, of such stock outstanding. Its beneficiaries are Joyce W. Hyde and her children (Douglas W. Hyde, Thomas R. Hyde, and Margaret H. Wachtel).

 (2) Thomas R. Wyman and Shirley F. Wyman are the parents of William F. Wyman and Ann E. Wolf. Thomas R. Wyman is also the brother of Joyce W. Hyde. Joyce W. Hyde and Charles F. Hyde are the parents of Douglas W. Hyde, Thomas R. Hyde and Margaret H. Wachtel (who is the wife of Michael D. Wachtel).

 (3) William F. Wyman owns directly 166,760 shares of Class A Common Stock and 435,267 shares of Class B Common Stock, or approximately 1.1% and 19.3%, respectively, of such stock outstanding. He also owns, as sole trustee of three trusts created for the benefit of his children, 1,760 shares of Class A Common Stock and 44,097 shares of Class B Common Stock. The amounts shown in the table also include 22,400 shares of Class A Common Stock issuable pursuant to the vested portion of employee stock options.

 (4) Thomas R. Hyde owns directly 97,060 shares of Class A Common Stock and 187,832 shares of Class B Common Stock, or approximately 0.6% and 8.3%, respectively, of such stock outstanding. He owns as sole trustee of two trusts created for the benefit of his children 20,260 shares of Class A Common Stock and 6,560 shares of Class B Common Stock. He has beneficial ownership of 38,272 shares of Class A Common Stock and 16,292 shares of Class B Common Stock held by him as custodian for his minor children, and he shares beneficial ownership of 5,270 shares of Class A Common Stock held by his spouse. In addition, he shares beneficial ownership of 4,000 shares of Class A Common Stock and 8,000 shares of Class B Common Stock owned by a trust of which he is an income beneficiary, his minor son is a remainder beneficiary and his spouse is the sole trustee. In addition, he shares beneficial ownership with his spouse of 5,600 shares of Class A Common Stock owned by a limited partnership in which he and his spouse are the sole general partners, and he shares beneficial ownership as co-trustee with his parents, brother and sister of 4,670 shares of Class A Common Stock held by the Hyde Family Charitable Fund.

 (5) Thomas R. Wyman owns the shares listed either directly or as marital property with his wife, Shirley F. Wyman. The amount shown in the table includes 6,744 shares of Class B Common Stock (less than 1% of the total number outstanding) owned by Shirley F. Wyman, as to which he disclaims beneficial ownership.

 (6) Douglas W. Hyde owns directly 62,650 shares of Class A Common Stock and 279,344 shares of Class B Common Stock, or approximately 0.4% and 12.4%, respectively, of the total number of such shares outstanding. He also owns as sole trustee of two trusts created for the benefit of his children 31,060 shares of Class A Common Stock and 6,560 shares of Class B Common Stock. In addition, he shares beneficial ownership of 75,236 shares of Class A Common Stock and 18,730 shares of Class B Common Stock owned directly by his spouse, held by his spouse as trustee for the benefit of his children, held by him as custodian for his minor children, and held by the Hyde Family Charitable Fund, of which he and his parents, his brother and his sister are trustees. The amounts shown in the table include 89,250 shares of Class A Common Stock issuable pursuant to the vested portion of employee stock options. The amounts shown in the table also include 33,270 shares of Class A Common Stock and 4,890 shares of Class B Common Stock owned by a trust of which he is the income beneficiary and his minor daughter is the remainder beneficiary.

 (7) Michael D. Wachtel owns directly 27,420 shares of Class A Common Stock and 3,420 shares of Class B Common Stock, or approximately 0.2% and 0.2%, respectively, of the outstanding shares of each class. He owns an additional 20,236 shares of Class B Common Stock as sole trustee of two trusts created for the benefit of his children. In addition, he shares beneficial ownership of 167,697 shares of Class A Common Stock and 218,930 shares of Class B Common Stock owned directly by his spouse and held by his wife as custodian for their minor children and 31,060 shares of Class A Common Stock and 6,560 shares of Class B Common Stock owned by his spouse as sole trustee of two trusts created for the benefit of their children and 4,670 shares of Class A Common Stock held by the Hyde Family Charitable Fund, of which she and her parents and brothers are trustees. The amounts shown in the table include 74,050 shares of Class A Common Stock issuable pursuant to the vested portion of employee stock options. The amounts shown in the table also include 25,362 shares of Class A Common Stock and 58,166 shares of Class B Common Stock owned by two trusts of which his spouse is the income beneficiary and his minor children are remainder beneficiaries, respectively.

 (8) Joyce W. Hyde and her husband own a total of 128,694 shares of Class A Common Stock and 242,518 shares of Class B Common Stock, or about 0.8% and 10.7%, respectively, of the outstanding shares, all as marital property, but she has sole or shared voting and dispositive power with respect to the amounts shown in the table (i.e., shared voting and dispositive power with respect to 24,806 shares of Class A Common Stock, and sole voting and dispositive power as to the remainder). The amounts shown in the table do not include the shares owned directly or indirectly by their three adult children, as to which she disclaims beneficial ownership.

 (9) Steven R. Duback owns 2,370 shares of Class A Common Stock directly. The amount shown in the table also includes 16,000 shares of Class A Common Stock issuable pursuant to vested stock options.

(10) Orren J. Bradley owns 1,626 shares of Class A Common Stock directly. The amount shown in the table also includes 16,000 shares of Class A Common Stock issuable pursuant to vested stock options.

(11) The shares listed include 20,000 shares of Class A Common Stock owned by a trust of which Mr. Hiegel is the primary beneficiary. Mr. Hiegel has the right to amend or revoke the trust at any time. The amount shown in the table also includes 16,000 shares of Class A Common Stock issuable pursuant to vested stock options.

(12) David L. Omachinski owns 30,000 shares of Class A Common Stock directly (including 25,000 shares owned jointly with his spouse). The amount shown in the table also includes 43,400 shares of Class A Common Stock issuable pursuant to the vested portion of employee stock options.

(13) The shares consist of Class A Common Stock issuable pursuant to vested stock options.

(14) Barbara Widder-Lowry and her spouse beneficially own 13,600 shares and 10,400 shares of Class A Common Stock issuable to each of them, respectively, pursuant to the vested portion of employee stock options.

(15) Clifford J. Thompson beneficially owns 9,250 shares of Class A Common Stock issuable pursuant to the vested portion of employee stock options.

(16) The amounts shown in the table include 411,150 shares of Class A Common Stock issuable to directors and executive officers pursuant to the vested portions of stock options.

     The descendants of Earl W. Wyman, their spouses and trusts of which they are beneficiaries (the "Wyman/Hyde Group," including, among others, Thomas R. Hyde, Joyce W. Hyde, Douglas W. Hyde, Michael D. Wachtel, Margaret H. Wachtel, the Earl W. Wyman Trusts, Thomas R. Wyman and William F. Wyman) own a total of 2,830,786 shares of Class A Common Stock (approximately 18.1% of the outstanding shares) and 2,071,310 shares of Class B Common Stock (approximately 91.6% of the outstanding shares). Each member of the Wyman/Hyde Group is subject to a cross purchase agreement pursuant to which his or her Class B Common Stock generally may not be transferred except to a spouse or descendant (or a trust for their benefit) unless the shares first have been offered to the other members of the Wyman/Hyde Group.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers and any person holding more than 10% of any class of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file the reports on or before these dates not previously reported. To the Company's knowledge, all of these filing requirements were satisfied.

                        DIRECTORS AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

     Information regarding the nominees for whom the shares represented by proxies will be voted for election as directors is set forth in the following table. Proxies for Class A Common Stock will be voted to elect Orren J. Bradley and Jerry M. Hiegel as directors, and proxies for Class B Common Stock will be voted to elect Douglas W. Hyde, Michael D. Wachtel, William F. Wyman, Steven R. Duback, David L. Omachinski, Stig A. Kry and Shirley A. Dawe, as directors. In the unforeseen event that any nominee will be unable or unwilling to serve, proxies will be voted with discretionary authority for a substitute nominee designated by the Board of Directors.

     The nominees for Directors are:

                                                    PRINCIPAL OCCUPATION
                                                        AND BUSINESS                       DIRECTOR
            NAME              AGE                        EXPERIENCE                         SINCE
            ----              ---                   --------------------                   --------
                      NOMINEES FOR DIRECTORS TO BE ELECTED BY CLASS B SHARES
Douglas W. Hyde.............  48    Chairman of the Board (since May, 1994), President      1988
                                    (since 1991) and Chief Executive Officer (since
                                    1992); prior thereto Mr. Hyde served as Senior Vice
                                    President -- Marketing (since 1989); Vice
                                    President -- Merchandising (since 1983); and as
                                    Director of Sportswear Merchandising (since 1979);
                                    joined the Company in 1975.
Michael D. Wachtel..........  45    Executive Vice President (since 1991), Chief            1988
                                    Operating Officer (since 1992) and Assistant
                                    Secretary (since 1990); prior thereto Mr. Wachtel
                                    served as Senior Vice President -- Operations (since
                                    1986); and as Director of Operations (since 1984) and
                                    as Administrative Assistant to the President; joined
                                    the Company in 1978.
William F. Wyman............  40    Vice President-Domestic Licensing (since 1993). Prior   1996
                                    thereto he was Director of Licensed Products (since
                                    1991) and Manager of Retail Development (since 1990);
                                    joined the Company in 1981.
Steven R. Duback(1).........  54    Partner, Quarles & Brady LLP (law firm), Milwaukee      1981
                                    (joined the firm in 1969); Secretary of the Company
                                    (since 1981).
David L. Omachinski.........  47    Vice President -- Finance, Chief Financial Officer      1994
                                    and Treasurer (since 1993). Joined the Company in
                                    1993. Prior thereto (since 1980) Mr. Omachinski was a
                                    shareholder of Schumaker, Romenesko & Associates,
                                    S.C. (since 1992 Mr. Omachinski was the Executive
                                    Vice President and Chief Operating Officer thereof)
                                    which served as the Company's independent public
                                    accountants. Mr. Omachinski is also a director of FCB
                                    Financial Corp.
Stig A. Kry.................  70    Retired. From 1957 to 1993 Mr. Kry was a management     1996
                                    consultant with Kurt Salmon Associates, Inc. Mr. Kry
                                    is also a director of Guilford Mills, Inc.

---------------

(1) Quarles & Brady, of which Mr. Duback is a partner, has performed legal services for the Company formany years.

                                                    PRINCIPAL OCCUPATION
                                                        AND BUSINESS                       DIRECTOR
            NAME              AGE                        EXPERIENCE                         SINCE
            ----              ---                   --------------------                   --------
Shirley A. Dawe.............  52    President of Shirley Dawe Associates, Inc., (a          1997
                                    Toronto based consumer goods marketing and
                                    merchandising consulting group) since 1986. Ms. Dawe
                                    also spends a substantial portion of her time
                                    fulfilling her responsibilities as a director of
                                    various companies, including Moore Corp., Ltd.,
                                    National Bank of Canada and Silcorp. Ltd.

                      NOMINEES FOR DIRECTORS TO BE ELECTED BY CLASS A SHARES

Jerry M. Hiegel.............  72    Chairman of the Hiegel Group, Inc. (a private           1992
                                    investment firm) since 1987. Prior thereto Mr. Hiegel
                                    was Executive Vice President of General Foods
                                    Corporation (a diversified food manufacturer) (since
                                    1982); Chairman (since 1984), President and CEO
                                    (since 1980), and President (since 1977) of Oscar
                                    Mayer Foods Corporation (food manufacturer
                                    specializing in packaged meats).
Orren J. Bradley............  74    Retired; prior to 1992, President of Metro Milwaukee,   1988
                                    Inc. (a community based organization to promote
                                    tourism) (since 1990); prior thereto he was Senior
                                    Vice-President of Laub Group, Inc. (independent
                                    insurance agents) (since 1985); prior thereto Mr.
                                    Bradley was Chairman and CEO of Boston Store.

     Each director attended 75% or more of the meetings of the Board and committees of which he or she is a member held during 1998. The nominating committee currently consists of Messrs. Duback (chair), Hyde, Wyman and Kry and Ms. Dawe. The executive committee consists of Messrs. Hyde (chair), Bradley, Wachtel and Omachinski. The compensation committee consists of Messrs. Hiegel (chair), Bradley, Kry and Ms. Dawe. The audit committee consists of Messrs. Bradley (chair), Hiegel and Hyde. The retirement plan committee consists of Messrs. Wachtel (chair), Omachinski and Hyde.

EXECUTIVE OFFICERS

     Information concerning those continuing executive officers of the Company who are not directors or nominees for director is set forth in the following table.

             NAME                AGE                     POSITION AND EXPERIENCE
             ----                ---                     -----------------------
Clifford J. Thompson...........  53    Senior Vice President -- Operations (since 1994). Prior
                                       thereto he was Vice President -- Operations at Liberty
                                       Trouser Company (since 1993); Chief Operating Officer,
                                       Corporate Vice President of Gitano Manufacturing Group
                                       (since 1991); Vice President of Domestic Manufacturing at
                                       Espirit de Corp. (since 1989).
Donald M. Carlson..............  63    Vice President -- Human Resources (since 1990). Prior
                                       thereto Mr. Carlson was Director of Organizational
                                       Effectiveness and Training for General Dynamics Corp. (an
                                       aerospace and defense manufacturer) (since 1980).
Jon C. Dell'Antonia............  57    Vice President -- Management Information Systems (since
                                       1990). Prior thereto Mr. Dell'Antonia served in a similar
                                       capacity for Coleman Co. (a manufacturer of outdoor
                                       recreational products) (since 1982).
Paul A. Lowry..................  47    Vice President -- Corporate Retail (since 1994). Prior
                                       thereto he was Vice President Store/Operations for Essex
                                       Outfitters, Inc. (since 1991).

             NAME                AGE                     POSITION AND EXPERIENCE
             ----                ---                     -----------------------
Barbara Widder-Lowry...........  48    Vice President -- Children's Wear Product Development (since
                                       1994). Prior thereto she was an executive officer of Essex
                                       Outfitters, Inc. (since 1990).
Kenneth H. Masters.............  57    Vice President -- Manufacturing (since May, 1994). Prior
                                       thereto he was Assistant Vice President -- Manufacturing
                                       (since 1983); joined the Company in 1962.
Gary D. Brock..................  50    Vice President -- Sales, Children's Wear (since November,
                                       1995). Prior to that date he served as National Sales
                                       Manager (since 1993) or as a Regional Sales Manager for the
                                       Company (since 1990).

     Douglas W. Hyde is the brother-in-law of Michael D. Wachtel and the cousin of William F. Wyman. Paul A. Lowry and Barbara Widder-Lowry are spouses. There are no other family relationships among the executive officers, directors and nominees.

                            MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows compensation paid by the Company for services rendered to the Company during its fiscal year ended January 2, 1999 (Fiscal
1998), to the five most highly compensated executive officers. The number of options shown in the table has been retroactively adjusted for the 2 for 1 stock split in the form of a stock dividend in 1998.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                                                         -----------------------------------
                                                                                AWARDS
                                            ANNUAL COMPENSATION          --------------------
                                      --------------------------------   RESTRICTED              LONG-TERM
                                                          OTHER ANNUAL     STOCK                 INCENTIVE      ALL OTHER
                             FISCAL   SALARY     BONUS    COMPENSATION    AWARD(S)    OPTIONS   PLAN PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR      ($)       ($)        ($)(1)         ($)         (#)         ($)           ($)(2)
---------------------------  ------   -------   -------   ------------   ----------   -------   ------------   ------------
Douglas W. Hyde...........    1998    346,600   191,902       --             0        31,000         0            49,195
President and Chief           1997    333,270   226,136       --             0        31,000         0            30,329
Executive Officer             1996    322,000    51,638       --             0        32,800         0            30,382
Michael D. Wachtel........    1998    288,475   159,720       --             0        25,400         0            41,555
Executive Vice President      1997    277,380   188,213       --             0        25,400         0            25,595
and Chief Operating Officer   1996    268,000    42,978       --             0        27,200         0            25,587
David L. Omachinski.......    1998    200,000   109,629       --             0        18,000         0            27,936
Vice President -- Finance,    1997    180,000   103,283       --             0        19,000         0            18,575
CFO and Treasurer             1996    171,500    36,449       --             0        20,000         0            15,969
Barbara Widder-Lowry......    1998    249,275   132,962       --             0        18,000         0            34,910
Vice President -- Children's  1997    237,405   137,319       --             0        18,000         0            22,329
Wear Product Development      1996    226,100    28,246       --             0        24,000         0            19,698
Clifford J. Thompson......    1998    167,925    79,076       --             0        11,400         0            22,964
Senior Vice President         1997    161,460    74,068       --             0        12,000         0            15,868
Operations                    1996    156,000    25,065       --             0        12,000         0            12,138

-------------------------
(1) For 1998, 1997 and 1996 other annual compensation did not exceed the lesser of $50,000 or 10% of such executive officer's salary.

(2) The Company's contributions to the named individual's accounts in its Profit Sharing Plans for 1998, 1997, and 1996 were $14,717, $13,125, and $8,802 for
    Mr. Hyde, $15,050, $13,200, and $9,070 for Mr. Wachtel, $15,050, $13,200,
    and $8,829 for Mr. Omachinski, $15,050, $13,200, and $8,965 for Ms.
    Widder-Lowry and $8,147, $12,949 and $8,790 for Mr. Thompson. The Company's contributions to the same individuals' accounts for the same years in the defined contribution portion of the Excess Benefit Plan were $33,018, $15,744, and $20,119 for Mr. Hyde, $25,335, $11,225, and $15,347 for Mr.
    Wachtel, $11,462, $3,951, and $5,716 for Mr. Omachinski, $18,127, $7,396,
    and $9,000 for Ms. Widder-Lowry and $12,000, $1,857 and $3,331 for Mr. Thompson. Premiums paid by the Company on a term life insurance policy covering Mr. Hyde for each of 1998, 1997, and 1996 were $1,460; premiums for each of the same years for Mr. Wachtel were $1,170; premiums for each of the same years for Mr. Omachinski were $1,424; premiums for each of the same years for Ms. Widder-Lowry were $1,733, and premiums for each of the same years for Mr. Thompson were $2,817.

Effective May 1, 1994, Ms. Widder-Lowry terminated her existing employment contract with the Company and entered into a new employment contract that provides for employment through April 30, 1999. The new contract provides for an initial base salary of $205,000, with annual increases of 5% or such greater amount as may be approved by the Board of Directors, and provides that she will participate in the Management Incentive Compensation Plan described in the "Compensation Committee Report on Executive Compensa-
tion" below. The contract also provides that, in the event Ms. Widder-Lowry's employment is terminated by the Company prior to April 30, 1999, for any reason other than cause (as defined in the contracts), death or disability, she shall be entitled to receive monthly severance payments of $23,917 until April 30, 1999.

STOCK OPTIONS

     The following table sets forth information concerning stock option grants during 1998 to the named executive officers. No SARs were granted in 1998. These grants comprise the stock incentive component of the executives' 1998 compensation.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                      % OF TOTAL
                                                     OPTIONS/SARS
                                                      GRANTED TO      EXERCISE OR                 GRANT DATE
                                    OPTIONS/SARS     EMPLOYEES IN     BASE PRICE    EXPIRATION   PRESENT VALUE
               NAME                 GRANTED(1)(#)   FISCAL YEAR(2)      ($/SH)         DATE         ($)(3)
               ----                 -------------   --------------    -----------   ----------   -------------
Douglas W. Hyde...................     31,000            9.8%           $18.85       2/18/08       $224,750
Michael D. Wachtel................     25,400            8.0%            18.85       2/18/08       $184,150
David L. Omachinski...............     18,000            5.7%            18.85       2/18/08       $130,500
Barbara Widder-Lowry..............     18,000            5.7%            18.85       2/18/08       $130,500
Clifford J. Thompson..............     11,400            3.6%            18.85       2/18/08       $ 82,650

-------------------------
(1) Consists entirely of nonqualified stock options granted pursuant to the OshKosh B'Gosh, Inc. 1994 Incentive Stock Plan (the "1994 Plan"). Each of these options vests in equal annual installments on each of the first four anniversaries following the grant date provided the optionee is still an employee of the Company at that time. Each option was granted with an exercise price equal to the market value of the Company's Class A Common Stock on the date of the grant. Unless earlier terminated, these options expire ten years after the date of the grant.

(2) Based on stock option grants made to employees during 1998 for 317,400 shares of Class A Common Stock.

(3) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The ultimate realizable values of the options will depend on the future market price of the Company's Class A Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's Class A Common Stock over the exercise price on the date the option is exercised. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the option grants reflected in the above table include an exercise price on the option of $18.85 (the fair market value of the underlying stock on the date of grant); an option term of ten years; an interest rate of 5.57% (the interest rate on a U.S. Treasury security on the date of grant with a maturity date corresponding to that of the option term); volatility of 47.2% (calculated using the Company's daily stock prices for the one-year period prior to the grant date); dividends at the rate of $0.20 per share (the annualized dividends paid with respect to a share of Class A Common Stock) and a corresponding dividend yield of 1.1% which is assumed to remain constant for the life of the option; and reductions of approximately 19.2% to reflect the probability of forfeiture due to termination prior to vesting, and approximately 14.4% to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END
                                OPTION/SAR VALUE

                                                               NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                              OPTIONS/SARS AT FISCAL               OPTIONS/SARS
                               SHARES          VALUE               YEAR-END (#)               AT FISCAL YEAR-END (1)
                             ACQUIRED ON     REALIZED      ----------------------------    ----------------------------
           NAME              EXERCISE(#)        ($)        EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
           ----              -----------    -----------    -----------    -------------    -----------    -------------
Douglas W. Hyde............         0              0         55,200          81,000         $701,963        $672,275
Michael D. Wachtel.........         0              0         45,900          66,700          583,744         555,029
David L. Omachinski........         0              0         25,550          45,850          323,116         374,572
Barbara Widder-Lowry.......         0              0         30,300          48,100          383,381         402,619
Clifford J. Thompson.......    10,800        126,450          8,400          29,800          104,550         247,298

-------------------------
(1) Based on the closing price of the Company's Class A Common Stock at the end of the fiscal year of $20.19 per share.

PENSION PLANS

     The Company maintains a qualified Pension Plan and an unfunded Excess Benefit Plan that provides to participants pension benefits that they would otherwise be prevented from receiving as a result of certain limitations of the Internal Revenue Code. The following table shows estimated annual benefits payable upon normal retirement to persons in specified remuneration and years of service classifications under the qualified Pension Plan, including amounts payable under the Excess Benefit Plan.

                        PENSION PLAN TABLE

                                  YEARS OF SERVICE
AVERAGE ANNUAL   ---------------------------------------------------
 REMUNERATION      15         20         25         30         35
--------------   -------   --------   --------   --------   --------
   $100,000      $15,000   $ 20,000   $ 25,000   $ 30,000   $ 35,000
    150,000       22,500     30,000     37,500     45,000     52,500
    200,000       30,000     40,000     50,000     60,000     70,000
    250,000       37,500     50,000     62,500     75,000     87,500
    300,000       45,000     60,000     75,000     90,000    105,000
    350,000       52,500     70,000     87,500    105,000    122,500
    400,000       60,000     80,000    100,000    120,000    140,000
    500,000       75,000    100,000    125,000    150,000    175,000
    600,000       90,000    120,000    150,000    180,000    210,000

     Under the Company's qualified Pension Plan and Excess Benefit Plan a non-union employee generally is entitled to receive upon retirement at age 65 a lifetime monthly benefit equal to 1% of his or her highest five consecutive year average monthly compensation (including salary and bonuses as shown in the Summary Compensation Table) multiplied by the number of years in which he or she completed at least 1,000 hours of service, or certain actuarial equivalent benefits. An employee who has reached age 60 and completed five years of service may retire and begin to receive the actuarial equivalent of his or her pension benefits, and pre-retirement death benefits equal to the actuarial equivalent value of a participant's accrued pension benefits. Benefit amounts are not subject to any reduction for Social Security benefits. The current years of credited service of Messrs. Hyde, Wachtel, Omachinski and Thompson and Ms. Widder-Lowry are 23, 21, 5, 4 and 5, respectively. The currently applicable final five year average compensation covered by the Pension Plan and Excess Benefits Plan to Messrs. Hyde, Wachtel, Omachinski, Thompson and Ms. Widder-Lowry are $435,159, $364,212, $227,999, $196,130 and $288,151,
respectively.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

GENERAL OVERVIEW OF EXECUTIVE COMPENSATION AND COMPENSATION COMMITTEE PHILOSOPHY

     The Compensation Committee recommends executive compensation levels for the Company's executive officers. Its recommendations were approved by the Board in 1998 without change. Salaries, annual cash incentive bonus award opportunities and related performance criteria are determined and established near the beginning of the calendar year with respect to which the salaries and the incentive cash bonuses are payable. The incentive bonuses are awarded under what is called the Management Incentive Compensation Plan. In addition, near the beginning of each year the Committee makes grants of nonqualified stock options to employees who are in a position to make an impact on the long-term performance of the Company.

     The philosophical basis for the salary amounts, the incentive bonus opportunities under the Management Incentive Compensation Plan, and the stock option awards is twofold: first, to provide compensation which is competitive in the marketplace; and second, to create a mix of compensation elements which will provide incentives to focus on both short-term and long-term goals.

BASE SALARY

     Base salaries of the executive officers are based primarily on an analysis of competitive market data for positions with similar duties and responsibilities and to a lesser extent on the judgment of the Committee regarding the individual's duties, responsibilities, skills and the individual's relative value to the Company. The 1998 salaries for the executive officers were generally within a range of plus or minus 12% of the indicated market salaries. The salaries of the Vice President -- Childrenswear Product Development and the Vice President -- Corporate Retail are fixed by the terms of employment contracts for the period ending April 30, 1999.

ANNUAL CASH INCENTIVE BONUS UNDER THE MANAGEMENT INCENTIVE COMPENSATION PLAN

     Annual cash incentive bonuses for executive officers under the Management Incentive Compensation Plan are based on the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the financial performance of the company, the achievement of predetermined performance goals relating to the functional area of the company's operations for which the individual has responsibility, and a year-end subjective evaluation of the individual's overall performance during the past year.

     Various performance goals were established for each executive officer, and each officer was given an opportunity to earn a bonus, defined as a percentage of his base salary, for achievement of these goals at various levels: minimum, target and maximum. For the CEO and COO, if achievement of performance goals is at "target" the bonus earned is 47% of base salary, if at "minimum" the bonus is 24% of base salary, and if at or better than "maximum" the bonus is 71% of base salary. For all other executive officers the target bonus percentages (% of base salary) ranged from 35% to 40% of salary, the minimum percentage was 20% of salary, and the maximum percentages ranged from 53% to 60% of salary. If performance falls below "minimum," no bonus is paid.

     For all executive officers except the CEO, COO and CFO, the performance goals included three basic components for each officer: (1) a "Corporate" component measured by a combination of company net sales, pre-tax earnings and "Shareholder Value Added"; (2) a "Responsibility Area" component based on pre-defined goals related specifically to the functional area of the Company's business for which the particular officer is responsible; and (3) an "Individual Evaluation" component based on a subjective year-end evaluation of the officer's overall performance by the person to whom the officer reports (or by the Compensation Committee in the case of the CEO and the COO). The "Shareholder Value Added" segment of the "Corporate" component is a measure of value added (i.e., the increase in the return on capital employed). The performance goals for the CEO and COO consisted primarily, and for the CFO solely, of only two components: a "Corporate" component and an "Individual Evaluation" component.

     The selection, weighting and sizing of the various segments and components of the incentive bonus plan were determined by the Committee based on a combination of factors including: the Committee's belief that the "Corporate" component of the total potential bonus ought to be a higher percentage for those who are in the position to have the greatest impact on the overall financial performance of the Company; the Committee's belief that for officers other than the CEO, COO and CFO, the potential bonus ought to reflect, to a significant degree, achievement or lack thereof in specific functional areas for which the individual has responsibility; the Committee's belief that some portion of the bonus (15%) ought to be based on a subjective year-end evaluation of the individual's overall performance for the year then ended; and finally a comparison of aggregate compensation (base salary plus incentive bonus at "target" level) with the market data described above under "Base Salary."

LONG-TERM STOCK INCENTIVES

     The Committee views stock based compensation as an important incentive component of the Company's overall compensation package. The Committee believes that stock based compensation serves the important purposes of (a) aligning executive compensation with the creation of shareholder value by rewarding performance based on increases in the value of the Company's stock and by providing executives with an ownership perspective, (b) focusing executives on long-term performance, and (c) providing a balance between short-term and long-term perspective. It also believes that stock based compensation will assist the Company in attracting qualified employees and building long-term relationships with existing employees.

     In February of 1998, nonqualified stock options to purchase a total of 160,600 shares of the Company's Class A Common Stock (as adjusted for the 2 for 1 stock split in 1998) were granted to the eleven executive officers of the Company under the OshKosh B'Gosh, Inc. 1994 Incentive Stock Plan. The options vest in equal annual installments on each of the first four anniversaries following the grant date provided the optionee is still an employee of the Company at that time. Each option was granted with an exercise price equal to the market value of the Company's Class A Common Stock on the date of grant, thus serving to focus the optionee's attention on managing the Company from the perspective of an owner with an equity stake in the Company.

     The size of the stock option awards was based on the Committee's belief that: (a) generally speaking the award size should be in proportion to an individual's capacity, based on his or her job function and position, to affect the long-term performance of the Company; (b) the award size should be a significantly higher percentage of salary for top level executives than for other employees; and (c) award sizes as a percent of salary should, generally speaking, be within a range of comparability to the award sizes of other comparable companies. The value of the 1998 stock option grants to executive officers (i.e., the number of shares x per share market value on date of grant x 30% to reflect an estimate of the present value of the option grant) ranged from 35% to 53% of prior year's base salary.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Douglas W. Hyde was the President and CEO of the Company during 1998. His total 1998 cash compensation was $538,502, consisting of $346,600 of base salary and $191,902 of incentive bonus. His base salary was based partly upon market data, partly upon the Committee's subjective evaluation of his individual skills and responsibilities, and partly upon the fact that he and the COO share responsibility to a greater degree than in a more typical CEO/COO reporting relationship. With respect to his incentive bonus (47% of base salary at "target"), the Committee believed that a high percentage (74.8%) of his potential total bonus should be based upon the overall financial performance of the Company as measured by its 1998 net sales, pre-tax earnings and Shareholder Value Added, because the CEO's primary responsibility is to achieve results in these areas of overall Company performance. The remaining 25.2% of his potential total bonus was based upon a subjective individual evaluation of Mr. Hyde's performance by the committee.

     The options on the 31,000 shares granted to Mr. Hyde under the 1994 Stock Incentive Plan were determined as described above for executive officers of the Company.

SECTION 162(M)

     Under Section 162(m) of the Internal Revenue Code, a publicly-held corporation may not deduct compensation in excess of $1 million paid in a taxable year to the Chief Executive Officer or to any other executive officer whose compensation is required to be reported in the Summary Compensation Table. Qualified performance-based compensation will not be subject to the deduction limit if certain conditions are met. It is the Committee's intent to take the steps necessary to satisfy those conditions in order to preserve the deductibility of executive compensation to the fullest extent possible consistent with its other compensation objectives and overall compensation philosophy.

                                          Compensation Committee
                                          Jerry M. Hiegel
                                          Orren J. Bradley
                                          Stig A. Kry
                                          Shirley A. Dawe

DIRECTORS' COMPENSATION

     Each outside director of the Company (currently Messrs. Duback, Bradley, Hiegel and Kry and Ms. Dawe) is entitled to receive $1,000 for each directors meeting attended either in person or by telephone conference lasting one hour or more; $600 for meetings by telephone conference up to one hour in length; $800 for each committee meeting attended in person but not held on the same day as a regularly scheduled board meeting or in which participation is by telephone conference call lasting one hour or more; and $600 for any other committee meetings attended, plus travel expenses to and from the meeting. In addition, each outside director is entitled to receive a retainer of $1,500 per month. During 1998 Messrs. Duback, Bradley, Hiegel and Kry and Ms. Dawe received director's fees of $23,600, $25,200, $25,200, $24,400 and $23,000, respectively.
Directors also receive an annual option grant covering 6,000 shares of Class A Common Stock with an exercise price equal to the market value on the date of the grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee includes Mr. Bradley, Mr. Kry, Mr. Hiegel (chair), and Ms. Dawe. There are no Compensation Committee interlocks.

      COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN (TSR),*
                 OSHKOSH B'GOSH, INC., S&P 500 STOCK INDEX, AND
                    S&P TEXTILE-APPAREL MANUFACTURERS GROUP

                              [PERFORMANCE GRAPH]
TSR PERFORMANCE DATA

Summarized below is cumulative TSR information for OshKosh B'Gosh the S&P 500 Index, and the Textiles (Apparel) 500 index since December 31, 1993. These results represent price appreciation and dividends reinvested on a quarterly basis through January 2, 1999.

                                                     OSHKOSH B'GOSH                  S&P 500                  S&P TEXTILES
                                                     --------------                  -------                  ------------
'12/93'                                                  100.00                      100.00                      100.00
'12/94'                                                   73.70                      101.36                       97.98
'12/95'                                                   93.76                      139.32                      109.97
'12/96'                                                   83.13                      171.23                      151.08
'12/97'                                                  182.10                      228.27                      162.92
'12/98'                                                  224.64                      293.38                      141.01

* Total shareholder return assumes $100 invested December 31, 1993 and reinvestment of dividends on a quarterly basis.

                            INDEPENDENT ACCOUNTANTS

     The Company engaged Ernst & Young as the independent public accountants to audit the Company's financial statements for the fiscal year ended January 2, 1999. No change of independent public accountants is contemplated during 1999.

     Representatives from Ernst & Young are expected to be present at the meeting and will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate shareholder questions.

                                 OTHER MATTERS

     The Board of Directors has not been informed and is not aware that any other matters will be brought before the meeting. However, proxies may be voted with discretionary authority with respect to any other matters that may properly be presented to the meeting and any adjournment thereof.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals must be received by the Company no later than December 1, 1999, in order to be considered for inclusion in next year's annual meeting proxy statement. In addition, a proposal submitted outside of Rule 14a-8 will be considered untimely, and the Company may exercise the discretionary authority conferred by the proxies solicited for next year's annual meeting to vote on any matter that may be proposed at that Annual Meeting of Shareholders if the Company does not have notice of the matter on or before February 14, 2000.

                                          By order of the Board of Directors

                                          Douglas W. Hyde, Chairman

     A copy (without exhibits) of the Company's Form 10-K annual report to the Securities and Exchange Commission for the fiscal year ended January 2, 1999, will be provided without charge to each record or beneficial owner of the Company's Class A Common Stock or Class B Common Stock as of March 19, 1999, on the written request of such person directed to: David L. Omachinski, Vice President -- Finance, OshKosh B'Gosh, Inc., 112 Otter Avenue, P.O. Box 300, Oshkosh, Wisconsin 54902.

Oshkosh, Wisconsin
March 30, 1999

CLASS A COMMON                                                    CLASS A COMMON
STOCK PROXY                                                          STOCK PROXY


                              OSHKOSH B'GOSH, INC.

            REVOCABLE PROXY FOR 1999 ANNUAL MEETING OF SHAREHOLDERS
                              CLASS A COMMON STOCK

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


   The undersigned hereby appoints Douglas W. Hyde and Michael D. Wachtel and each of them, proxies, with full power of substitution to vote all shares of Class A Common Stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of OshKosh B'Gosh, Inc. (the "Company") to be held at the OshKosh B'Gosh store, Prime Outlet Center, 3001 South Washburn Street, Oshkosh, Wisconsin at 9:00 a.m. on Friday, May 7, 1999, or at any adjournment thereof as follows, hereby revoking any proxy previously given:

   Shares represented by this proxy will be voted as directed by the shareholder. IF NO DIRECTION IS SUPPLIED, THE PROXY WILL BE VOTED "FOR" ELECTION OF THE NOMINEES.



                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                              OSHKOSH B'GOSH, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/



[                                                                              ]



THE BOARD OF DIRECTORS RECOMMENDS           For       Withhold      For All
A VOTE "FOR" BOTH NOMINEES                  All          All        Except

(1)  ELECTION OF DIRECTORS                  /_ /        /_ /         /_ /

     Orren J. Bradley and Jerry M. Hiegel
     as directors elected by holders of
     Class A Common Stock
     (except as marked to the contrary
     below)

INSTRUCTION To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below:


                                          _____________________________________


                                          Dated_______________, 1999


                                          _____________________________________
                                          (Please sign exactly as name appears
                                          at left.)


                                          _____________________________________
                                          If stock is owned by more than one
                                          person, all owners should sign.
                                          Persons signing as executors,
                                          administrators, trustees or in similar
                                          capacities should so indicate.)




                           /\ FOLD AND DETACH HERE /\

CLASS B COMMON                                                    CLASS B COMMON
STOCK PROXY                                                          STOCK PROXY


                              OSHKOSH B'GOSH, INC.

            REVOCABLE PROXY FOR 1999 ANNUAL MEETING OF SHAREHOLDERS
                              CLASS B COMMON STOCK

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


   The undersigned hereby appoints Douglas W. Hyde and Michael D. Wachtel and each of them, proxies, with full power of substitution to vote all shares of Class B Common Stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of OshKosh B'Gosh, Inc. (the "Company") to be held at the OshKosh B'Gosh store, Prime Outlet Center, 3001 South Washburn Street, Oshkosh, Wisconsin at 9:00 a.m. on Friday, May 7, 1999, or at any adjournment thereof as follows, hereby revoking any proxy previously given:

   Shares represented by this proxy will be voted as directed by the shareholder. IF NO DIRECTION IS SUPPLIED, THE PROXY WILL BE VOTED "FOR" ELECTION OF THE NOMINEES.



                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                              OSHKOSH B'GOSH, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

[                                                                              ]




THE BOARD OF DIRECTORS RECOMMENDS           For       Withhold      For All
A VOTE "FOR" ALL NOMINEES                   All          All        Except

(1)  ELECTION OF DIRECTORS                  /_ /        /_ /         /_ /    (2) In their discretion to vote on such other matters
                                                                             as may properly come before the meeting or any
Douglas W. Hyde, Michael D. Wachtel,                                         adjournment thereof; all as set out in the Notice
William F. Wyman, Steven R. Duback,                                          and Proxy Statement relating to the meeting, receipt
David L. Omachinski, Stig A. Kry and                                         of which are hereby acknowledged.
Shirley A. Dawe as directors elected
by holders of Class B Common Stock                                           INSTRUCTION To withhold authority to vote for any
(except as marked to the contrary                                            individual nominee, print that nominee's name on the
below)                                                                       line provided below:



                                                                                      __________________________________


                                                                                      Dated______________, 1999


                                                                                      __________________________________
                                                                                          (Please sign exactly as
                                                                                           name appears at left.)



                                                                                      __________________________________
                                                                                      (If stock is owned by more than one
                                                                                      person, all owners should sign. Persons
                                                                                      signing as executors, administrators,
                                                                                      trustees or in similar capacities should
                                                                                      so indicate.)
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